EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 33-42895, No. 33-42899, No. 33-42908, No. 33-42909, No. 333-04615, No. 333-33336, No. 333-70948, No. 333-103510, No. 333-113149 and No. 333-122881 on Form S-8 of American Healthways, Inc. and Subsidiaries of our report dated October 4, 2004, included in the Annual Report on Form 10-K of American Healthways, Inc. and Subsidiaries for the year ended August 31, 2004 with respect to the consolidated financial statements, as amended, included in this Form 10-K/A.

                                                              /s/ ERNST & YOUNG LLP

Nashville, Tennessee
March 9, 2005